Exhibits 5.1, 8.1 and 23.1

[SIDLEY AUSTIN LLP LETTERHEAD]

June 25, 2014

BCAP LLC
745 Seventh Avenue
New York, New York 10019

Re:	BCAP LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BCAP LLC, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) relating to the issuance from time to time of the Registrant’s asset-backed securities (the “Securities”), issuable in one or more series (each, a “Series”).  The Securities may be issued in the form of asset-backed notes or asset-backed certificates.  As described in the prospectus (the “Prospectus”) included as part of the Registration Statement, the Securities of each Series will be issued, and evidence interests in a separate trust to be established under and pursuant to the conditions of a separate trust agreement, pooling and servicing agreement or indenture (each, an “Agreement”) among the Registrant, the trustee named therein (the “Trustee”) and, where appropriate, a servicer (the “Servicer”) or a securities administrator (the “Securities Administrator”), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Securities.

We have examined copies of the Company’s Certificate of Formation, the Company’s Limited Liability Company Agreement and form of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed in the Registration Statement and such other agreements, records, documents and statutes as we have deemed necessary for purposes of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.   When any Agreement for a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer, if any, the Securities Administrator, if any, the Trustee and any other party thereto for such Series, such Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

2.   When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and countersigned by the Trustee or Securities Administrator for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

3.   The information set forth in the Prospectus under the heading “Federal Income Tax Considerations,” to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in the Prospectus under the heading “Federal Income Tax Considerations” are hereby confirmed.

In rendering the foregoing opinions, we express no opinion on the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.  The opinion set forth in paragraph 3 is based on the current provisions of the Internal Revenue Code of 1986 and the Treasury regulations issued or proposed thereunder, Revenue Rulings and other published releases of the Treasury Department and the Internal Revenue Service and current case law, any of which can change at any time.  Any change could apply retroactively and modify the legal conclusions on which the opinion is based.  We express no opinion with respect to any Series of Securities for which we do not act as counsel to the Company.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in each prospectus supplement and the prospectus forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Sidley Austin LLP